UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2022

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

Clinical Updates

On September 11, 2022, IDEAYA Biosciences, Inc. (the “Company”) announced interim results from its Phase 2 clinical trial evaluating darovasertib and crizotinib synthetic lethal combination in metastatic uveal melanoma (MUM) patients.

Clinical Data Update – Darovasertib and Crizotinib Combination in MUM

The interim Phase 2 clinical data update is based on an initial thirty-seven (37) patients enrolled in the darovasertib and crizotinib combination study at the expansion dose of 300mg twice-a-day darovasertib and 200mg twice-a-day crizotinib, as of the data analysis cutoff date of June 26, 2022. Out of the thirty-seven (37) patients enrolled, there were thirty-five (35) evaluable patients and two (2) non-evaluable patients. The two (2) non-evaluable patients were both pretreated and withdrew from the trial prior to the first scan. Neither of the two non-evaluable patients progressed due to disease: one (1) patient withdrew consent and one (1) patient discontinued early due to fatigue. Reported data are preliminary and based on an unlocked database as of the data analyses cutoff date, except one confirmatory scan after the data cutoff date or as otherwise noted. Enrollment in the darovasertib and crizotinib combination expansion dose cohort of the clinical trial is ongoing.

The Company observed encouraging clinical activity in Phase 2 clinical trial evaluating darovasertib and crizotinib synthetic lethal combination in metastatic uveal melanoma (MUM) patients in the expansion dose cohort. These investigator-reviewed data by RECIST 1.1 include:

•	89% of patients show Tumor Shrinkage in Any-Line MUM: 31 of 35 evaluable patients showed tumor shrinkage as determined by target lesion size reduction;

•	83% Disease Control Rate (DCR) in Any-Line MUM: 29 of 35 evaluable patients showed stable disease or better as determined by target lesion size reduction;

•	50% Overall Response Rate (ORR) in First-Line MUM: 4 of 8 evaluable patients had a confirmed partial response (PR);

•	31% Overall Response Rate (ORR) in Any-Line MUM: 11 of 35 evaluable patients had a confirmed partial response (PR);

•	43% of patients with >30% Tumor Reduction in Any-Line MUM: 15 of 35 evaluable patients observed partial responses with >30% tumor reduction, including 11 confirmed and 4 unconfirmed partial responses;

•	Median Study Follow-Up of 6.5 months for First-Line MUM patients and 7.8 months for Any-Line MUM patients;

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Median Duration of Response (DOR) in evaluable First-Line MUM patients has not yet been reached and 4 of 4 patients with confirmed PR’s in First-Line MUM remain in response; median DOR in evaluable Any-Line MUM patients has not yet been reached and 7 of 11 patients with confirmed PR’s in Any-Line MUM remain in response; and

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Median Progression Free Survival (PFS) in First-Line MUM patients has not yet been reached and is >5 months in evaluable First-Line MUM patients; median PFS for evaluable Any-Line MUM patients is ~ 5 months.

The Company believes these data provide robust clinical proof-of-concept for the efficacy of the darovasertib and crizotinib synthetic lethal combination treatment.

The darovasertib and crizotinib combination therapy has a manageable adverse event profile in MUM patients (n=37), with a low rate of drug-related serious adverse events (SAE’s). Patients reported predominantly Grade 1 or 2 drug-related adverse events: all patients experienced at least one drug-related AE, of which 76% were reported as Grade 1 or 2 and

24% were reported as Grade 3. As of the data analysis cutoff date of June 26, 2022, the Company observed no Grade 4 or Grade 5 drug-related adverse events. One patient discontinued treatment due to a drug-related adverse event (fatigue). The Company observed one Grade 5 SAE of a patient enrolled after the data cutoff date of June 26, 2022, who had rapid disease progression and massive disease burden at the time of initial treatment. The treating investigator assessed the death (unknown cause) as most likely related to disease progression, and possibly related to the study therapies. The principal investigators on the study reviewed the event and concluded that the death was most likely due to disease progression. The Company concluded that, based on the rapid clinical progression from pre-screening scan on June 1, 2022 (~40% tumor involvement) to baseline scan on July 6, 2022 (over 80% tumor involvement) and worsening clinical symptoms such as ascites through the event on July 27, 2022, the death was not likely related to study therapies and most likely due to disease progression. The Company submitted an initial report of the patient data and conclusions to FDA on August 3, 2022, along with supplemental material, and FDA acknowledged receipt. No follow-up questions have been received as of September 13, 2022 and the trial remains ongoing.

The potentially addressable patient population for metastatic uveal melanoma is estimated to include over 4,000 patients across US and Europe, based on estimated annual incidence. As an orally-administered small molecule precision medicine therapeutic, with demonstrated anti-tumor activity and manageable adverse event profile, the Company considers the darovasertib and crizotinib combination therapy to have the potential to be broadly impactful to the MUM patient population.

The Company is currently targeting to initiate a potential registration-enabling trial in the first quarter of 2023. The Company is evaluating first-line MUM as a potential registrational regulatory strategy. As of August 31, 2022, the Company has enrolled 21 first-line MUM patients at the expansion dose of the darovasertib and crizotinib combination study.

Darovasertib – (Neo)Adjuvant Uveal Melanoma and Other Potential Expansion Opportunities

The Company is also evaluating the potential for darovasertib in other oncology indications, including as (neo)adjuvant therapy in primary uveal melanoma (UM), in cMET-driven tumors and in KRAS-mutation tumors.

(Neo)Adjuvant UM represents a significant expansion opportunity for darovasertib – with a potential annual incidence of approximately 8,700 patients aggregate in US and Europe.

The Company has observed preliminary proof of concept for potential darovasertib use in the (neo)adjuvant uveal melanoma setting, including responses of the primary orbital tumor. Clinical data reflects an observed tumor shrinkage by investigator review of primary ocular lesions in 5 of 5 (100%) UM or MUM patients treated as monotherapy or in combination with Crizotinib, including preliminary observation of tumor reductions in uvea lesion of two patients after the data cut-off date of August 19, 2022:

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a darovasertib monotherapy patient with metastatic disease and an intact primary lesion in the eye observed a reduction of approximately 74% in the eye lesion by PET Standard Uptake Value (SUV) at an initial scan after approximately 2 weeks on therapy, with observed improvement in visual symptoms in the affected eye; this patient remained on therapy for approximately 7 months;

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a darovasertib and crizotinib combination patient with metastatic disease and an intact primary lesion in the eye observed tumor shrinkage of approximately 67% by RECIST 1.1 as a contribution to an overall confirmed PR, with improvement in visual symptoms in the affected eye; this patient is continuing on therapy as of approximately 5 months; a second darovasertib and crizotinib combination MUM patient with an intact primary lesion observed a reduction of the ocular lesion based on preliminary scan after the data cut-off date; and

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a darovasertib monotherapy neoadjuvant uveal melanoma patient with a primary ocular lesion observed a reduction of approximately 20% by RECIST 1.1 at the first scan after 27 days on therapy, with an observed decrease in ocular vasculature; a second darovasertib monotherapy neoadjuvant UM patient observed a reduction in the primary ocular lesion based on preliminary scan after the data cut-off date; these two patients are enrolled in the NADOM IST and are continuing on therapy as of approximately 1 month.

The Company is supporting St. Vincent’s Hospital Sydney Limited, which has initiated an Investigator Sponsored Trial, or IST, captioned as the “Neoadjuvant / Adjuvant trial of Darovasertib in Ocular Melanoma” (NADOM) study, to evaluate darovasertib monotherapy in a neo-adjuvant and adjuvant setting in primary UM patients. The Company is targeting initiation of a company-sponsored clinical trial in the fourth quarter of 2022 to further evaluate darovasertib monotherapy in (neo)adjuvant uveal melanoma, and is evaluating potential near-term clinical endpoints such as vision and organ preservation.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to (i) timing for initiating a potential registration-enabling trial in MUM, (ii) potential clinical efficacy profile, and (iii) timing of initiation of a company-sponsored clinical trial planned for the fourth quarter of 2022 to further evaluate darovasertib in a neo-adjuvant and adjuvant setting in primary UM patients. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company’s ability to successfully establish, protect and defend its intellectual property, the effects on the Company’s business of the worldwide COVID-19 pandemic, the ongoing military conflict between Russia and Ukraine, and other matters that could affect the sufficiency of existing cash to fund operations. The Company undertakes no obligation to update or revise any forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s reports filed with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022, as well as other documents that may be filed by the Company from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: September 14, 2022	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer